SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) July 20, 2006

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104	Nevada
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed by the Registrant on July 21, 2006.
Item 8.01 — Other Events.
On Thursday, July 20, 2006, the Supreme Court of the State of Nevada issued its decision in cases involving Nevada Power Company (“Nevada Power”), a wholly owned subsidiary of Sierra Pacific Resources, concerning a March 29, 2002 decision by the Public Utilities Commission of Nevada (“PUCN”) disallowing in part and granting in part certain purchased fuel and power costs.
More specifically, on November 30, 2001, Nevada Power made a deferred energy filing with the PUCN seeking to collect for purchased fuel and power costs accumulated between March 1, 2001 and September 30, 2001. The application sought to establish a rate to repay purchased fuel and power costs of $922 million and spread the recovery of these costs, together with a carrying charge, over a period of not more than three years.
On March 29, 2002, the PUCN issued its Order on the application, allowing Nevada Power to recover $478 million over a three-year period, but disallowing $434 million of deferred purchased fuel and power costs and $30.9 million in carrying charges consisting of $10.1 million in carrying charges accrued through September 2001 and $20.8 million in carrying charges accrued from October 2001 through February 2002. The Order stated that the disallowance was based on alleged imprudence in incurring the disallowed costs. Nevada Power and the Bureau of Consumer Protection (“BCP”) both sought individual reviews of the PUCN Order in the First District Court of Nevada. The District Court affirmed the PUCN’s decision. Both Nevada Power and the BCP filed Notices of Appeal with the Nevada Supreme Court.
On July 20, 2006, the Supreme Court issued its ruling. The Supreme Court’s Conclusion reads as follows:
“The PUCN must apply the rebuttable prudence presumption, as expressed in Re Nevada Power Co., in deferred energy accounting proceedings. Although the PUCN failed to properly apply this presumption at times, we affirm the district court’s order denying Nevada Power’s and the BCP’s petitions for judicial review, except as it applies to the Merrill Lynch disallowance. We reverse the portion of the district court’s order denying judicial review as to that disallowance and we remand this matter to the district court with instructions that it grant, in part, Nevada Power’s petition for judicial review to remand this matter to the PUCN to determine the appropriate rate schedule, after allowing Nevada Power to recoup those costs associated with its failure to enter into a Merrill Lynch-type contract, consistent with this opinion.”
The amount involving the “Merrill Lynch disallowance” mentioned in the above Court decision totals approximately $180 million.
A copy of the entire Supreme Court opinion is attached hereto as Exhibit 99.1.
Item 9.01 — Financial Statements and Exhibits.
     (d)  Exhibits

99.1	Opinion of the Supreme Court of the State of Nevada, dated July 20, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: July 20, 2006	By:	/s/John E. Brown
John E. Brown
Corporate Controller

Nevada Power Company (Registrant)
Date: July 20, 2006	By:	/s/John E. Brown
John E. Brown
Controller